FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the “Agreement”) is made and entered into as of February 24, 2016, by and between Eagle Coast, LLC, a Washington limited liability company (“Landlord”), and Mobilisa, Inc., a Washington corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease agreement dated August 1, 2007 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant certain premises located at 191 Otto Street, Port Townsend, Washington 98368 (the “Original Premises”), which Original Premises are more particularly described in the Lease. Capitalized terms not defined in this Agreement shall have the same meaning given to them in the Lease.

B.	The Lease by its terms shall expire on July 31, 2017 (“Expiration Date”).

C.	Landlord and Tenant have agreed to reduce the size of the Original Premises and to terminate the Lease prior to the Expiration Date on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Premises. Effective as of March 31, 2016 (the “Reduced Premises Commencement Date”), the Original Premises shall be reduced to the area comprising only “server room no. 2”, as depicted on Exhibit A attached hereto with its own separate ingress and egress to server room no. 2 (the “Reduced Premises”). On the Reduced Premises Commencement Date, Tenant shall surrender (1) all of the Original Premises and keys to the Original Premises, except for the Reduced Premises, (2) all office furniture including, without limitation, desks, tables, chairs, couches, bookshelves, and whiteboards, (3) the decade old large photocopy machine, and (4) military grade security safe with a working combination. Tenant acknowledges and agrees that the following items (among others) are fixtures of the Original Premises, will remain the property of Landlord, and will not be removed from the Original Premises:

●	External generator and propane tank;

●	Tower and associated security fencing;

●	Security camera monitoring system (which will be moved from server room no. 2 into server room no. 1 by the Tenant);

●	All server racks and cabling trays in both server rooms;

●	Electrical UPS wired into circuit breaker box and its associated batteries;

●	Conference room projector mounted on ceiling and associated large white screen that retracts into ceiling;

●	Telephone and Office Cat5 main connector board in electrical closet;

●	Refrigerator in break room;

●	High-end security lock on security room door (with working combination), and

●	Television/monitors mounted on walls.

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From and after the Reduced Premises Commencement Date, all references to the “Premises” within the Lease shall be deemed to mean the Reduced Premises. Tenant shall be responsible until the Early Termination Date for its internet access and for other utilities reasonably attributable to the Reduced Premises.

2.	Termination; No Further Rights or Obligations. The Lease shall terminate as of December 31, 2016 (the “Early Termination Date”). Notwithstanding the foregoing, the parties acknowledge and agree that Tenant may be unable to vacate the Reduced Premises on the Early Termination Date as a result of its obligations to the United States Army. Should this be the case, Landlord will, on notice from Tenant prior to December 1, 2016, allow continued occupancy of the Reduced Premises until July 1, 2017, it being understood that Tenant will use commercially reasonable efforts to vacate the Reduced Premises as soon as possible before July 1, 2017. Except in the case described in this Section 2, from and after the Early Termination Date, except for those obligations expressly surviving the termination of the Lease pursuant to the terms of the Lease, (a) Tenant shall have no further rights, liabilities or obligations with respect to the Lease or the Reduced Premises and (b) Landlord shall have no further rights or obligations with respect to the Lease. Tenant shall vacate and surrender the Reduced Premises on or before the Early Termination Date or before July 1, 2017 as described in this Section 2, leaving the same in the condition required by Section 25 of the Lease.

3.	Termination Fee. Landlord and Tenant hereby agree to reduce and settle Tenant’s continuing obligation to pay Rent as follows: on or before the Reduced Premises Commencement Date, Tenant shall pay to Landlord a termination fee (the “Termination Fee”) equal to One Hundred Thousand and No/100 Dollars ($100,000.00) in full satisfaction of Tenant’s remaining payment obligations under the Lease. For clarification, after payment of the Termination Fee, Tenant shall not be required to pay any further rent or other sums for its continuing occupancy and possession of the Reduced Premises through the Early Termination Date.

4.	Warranties. Tenant represents and warrants to Landlord on the date hereof that (1) there has been no event of injury to persons and/or damage to property on the Premises during the time Tenant had possession of the Premises that has not been disclosed to Landlord in writing pursuant to the notice provisions of the Lease; and (2) Tenant has not made any assignment, sublease, transfer, conveyance or other disposition of the Lease. Each of Landlord and Tenant represents to the other that no consent or approval of any third party is required for the effectiveness of this Agreement.

5.	Waiver and Release of Rights. Landlord shall, upon Tenant’s surrender of the Original Premises and Landlord’s inspection and reasonable approval of the condition of the Original Premises as vacated, be conclusively deemed without the execution of any other document, for itself and its successors and assigns, to waive, release, relinquish and forego any and all known and unknown claims, damages, causes of action, demands or remedies it may have against the Tenant with respect to the Original Premises under the Lease which relates to an act, event or omission occurring prior to or after the Early Termination Date (except for the obligations related to the Lease set forth herein).

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6.	Press Releases. No press release or other public announcement will be circulated or otherwise made available by either party or their affiliates related to the subject matter of this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld and may be delivered by electronic mail.

7.	No Commissions. Landlord shall not be responsible for paying any commissions or fees to any broker representing, or claiming to represent, Tenant in connection with this Agreement. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Agreement.

8.	Governing Law. This Agreement is entered into and shall be construed and interpreted in accordance with the laws of the State of Washington.

9.	Attorney’s Fees. If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses from the other.

10.	Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11.	Facsimile Counterparts. This Agreement may be executed in any number of counterparts and each such executed counterpart, or facsimile of such counterpart, shall be deemed to be an original instrument, but all such executed counterparts together shall constitute one and the same instrument, and be deemed delivered on the date first herein above written, irrespective of the time or times when the same or any counterparts thereof may have actually been executed and delivered.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

LANDLORD:

EAGLE COAST, LLC, a Washington limited liability company

By:	/s/ Bonnie Ludlow
Name:	Bonnie Ludlow
Title:	Managing Member

TENANT:

MOBILISA, INC., a Washington corporation

By:	/s/ Bill White
Name:	Bill White
Title:	Chief Financial Officer

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STATE OF	Washington)
) ss.
COUNTY OF	Jefferson)

I certify that I know or have satisfactory evidence that Bonnie Ludlow is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Managing Member of Eagle Coast LLC, a Washington limited liability company to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: February 23, 2016

/s/ Alison R. Alwm
Notary Public
	Print Name	Alison Alwm
	My commission expires	June 16, 2019

(Use this space for notarial stamp/seal)

STATE OF	New York)
) ss.
COUNTY OF	Suffolk)

I certify that I know or have satisfactory evidence that Bill White is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of Intellicheck Mobilisa, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: 2/24/2016

/s/ Janine M. Olivieri
Notary Public
	Print Name	Janine M. Olivieri
	My commission expires	Jan. 17, 2018

(Use this space for notarial stamp/seal)

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EXHIBIT A

Depiction of the Reduced Premises (Server Room No. 2)

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